UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

AMERISERV FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF
ANNUAL
MEETING OF
SHAREHOLDERS
AND
PROXY
STATEMENT
AMERISERV FINANCIAL, INC.
P.O. BOX 430
JOHNSTOWN, PENNSYLVANIA 15907-0430
To Be Held April 26, 2005
Mailed to Security Holders March 21, 2005

AmeriServ Financial, Inc.
216 Franklin Street, P. O. Box 430
Johnstown, Pennsylvania 15907-0430
814-533-5158
March 21, 2005
Dear Fellow Shareholder:
    AmeriServ Financial, Inc.’s Annual Meeting of Shareholders will be held Tuesday, April 26, 2005, at 1:30 p.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996.
    The matters to be acted upon at the meeting are:

(a)	the election of six Class I directors; and

(b)	such other matters as may properly come before the AmeriServ Financial, Inc. annual meeting or any adjournment thereof.
    Please review the enclosed material and sign, date and return the proxy card or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.
    I look forward to seeing you at the annual meeting.

Respectfully yours,

Allan R. Dennison
President & Chief Executive Officer

AmeriServ Financial, Inc.
P. O. Box 430 Johnstown,
Pennsylvania 15907-0430
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 21, 2005
To The Shareholders:
    NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of Shareholders of AmeriServ Financial, Inc. will be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996, on Tuesday, April 26, 2005, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:

1.	Election of six Class I directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1); and

2.	Such other business as may properly come before the meeting or any adjournment thereof.
    Only those shareholders of record at the close of business on March 4, 2005, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.
    This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Sharon M. Callihan,
Corporate Secretary
Johnstown, Pennsylvania
March 21, 2005

AMERISERV FINANCIAL, INC.
P.O. Box 430
Johnstown, Pennsylvania 15907-0430
PROXY STATEMENT
GENERAL
Introduction
    This proxy statement and enclosed proxy card are being mailed to the shareholders of AmeriServ Financial, Inc. (“ASRV” or the “Company”) on or about March 21, 2005, in connection with the solicitation of proxies by the Board of Directors of ASRV. The proxies will be voted at the Annual Meeting of Shareholders of ASRV to be held on Tuesday, April 26, 2005, at 1:30 p.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2296 (the “Annual Meeting”). ASRV’s Annual Report for the year ended December 31, 2004, accompanies this proxy statement. It should not be regarded as proxy solicitation material. AmeriServ Financial, Inc. is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the “Bank”).
Solicitation of Proxies
    The cost of the solicitation of proxies will be borne by ASRV. In addition to the use of the mail, some directors and officers of ASRV may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. Arrangements may be made by ASRV with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and ASRV may reimburse them for reasonable expenses they incur in so doing.
Voting Securities
    As of the close of business on March 4, 2005 (the “Record Date”), there were outstanding 19,722,080 shares of common stock, par value $2.50 per share (the “ASRV Common Stock”), the only class of capital stock of ASRV outstanding. Holders of record of ASRV Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held. Holders of ASRV Common Stock are entitled to cumulate their vote in the election of directors.
    If a shareholder participated in ASRV’s Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder’s name and the number of shares, including fractional shares, credited to the shareholder’s Dividend Reinvestment and Common Stock Purchase Plan account.
    If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Annual Meeting, or if a shareholder votes by telephone or Internet in accordance with the instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the shareholder’s instructions. Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for ASRV’s Board of Directors.

Right of Revocation
    Proxies may be revoked at any time before they have been exercised by filing with the Corporate Secretary of ASRV an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Annual Meeting also may revoke a previously granted proxy by voting in person at the Annual Meeting.
Quorum
    Under ASRV’s Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Annual Meeting.
Principal Shareholders
    The following table sets forth information regarding persons or entities known to ASRV’s management to own of record or beneficially, as of March 4, 2005, 5% or more of the outstanding shares of ASRV Common Stock.

	Amount of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Common Stock

Dimensional Fund Advisors Inc.(1)	1,195,359	6.06%
1299 Ocean Avenue — 11th Floor Santa Monica, California 90401
Financial Stocks Capital Partners III L.P.(2)	1,950,000	9.89%
441 Vine Street, Suite 507 Cincinnati, Ohio 45202
Wellington Management Company, LLP(3)	1,268,200	6.43%
75 State Street Boston, Massachusetts 02109

(1) Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 1,195,359 shares of ASRV Common Stock as of December 31, 2004. The Funds own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.
(2) Financial Stocks Capital Partners III L.P. is a private equity partnership. The general partner is an affiliate of Financial Stocks, Inc., a registered investment advisor.
(3) Wellington Management Company, LLP is a private partnership, which focuses exclusively on the business of investment management.
MATTER NO. 1
ELECTION OF ASRV DIRECTORS
General
    Under ASRV’s Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting. The number of directors for 2005 has been set by the Board at 16. The Board has determined that all directors are independent, pursuant to the listing standards of The NASDAQ National Market (“NAS-

DAQ”) except Craig G. Ford, the non-executive Chairman of the Board and former President and CEO, and Allan R. Dennison, the current President and CEO of the Company.
    ASRV’s Board of Directors, as provided in its Articles of Incorporation, is divided into three classes, each being as nearly equal in number as possible. The directors in each class serve terms of three years each and until their successors are elected and qualified. Under ASRV’s Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the class to which he or she was elected.
Nominees and Continuing Directors
    The Board of Directors fixed the number of directors in Class I at six and has nominated Allan R. Dennison, James M. Edwards, Sr., Very Rev. Christian R. Oravec, Howard M. Picking, III, Sara A. Sargent, and Robert L. Wise for election as Class I directors for three-year terms to expire at the 2008 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. Directors Edwards, Oravec, Picking, Sargent, and Wise were elected by the shareholders at the 2002 Annual Meeting. Director Dennison was appointed to the Board effective January 28, 2005. The remaining directors will continue to serve in accordance with their previous election with the terms of the Class II and Class III directors expiring in 2006 and 2007, respectively.
    The Bylaws of ASRV permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of ASRV not less than 90 days nor more than 120 days prior to the Annual Meeting, such notice must contain the following information: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of ASRV that will be voted; (d) the total number of shares of capital stock of ASRV that will be voted for each proposed nominee; (e) the name and residence address of the notifying shareholder; and (f) the number of shares of capital stock of ASRV owned by the notifying shareholder. No notice of nomination for election as a director has been received from any shareholder as of the date of this proxy statement. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination or such votes may be disregarded.
    With respect to the election of directors, each shareholder has the right to vote, for each share of ASRV Common Stock held by the shareholder, as many votes as shall equal the number of directors to be elected, and the shareholder, or the shareholder’s proxy, may cast the whole number of votes for one nominee or distribute them among two or more nominees. If a signed proxy contains no direction regarding the distribution of votes, the proxies will have authority to cumulate votes in their discretion, except to the extent a shareholder withholds such authority on the form of proxy. The six persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class I directors. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.
    Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of ASRV and each of whom has expressed his or her willingness to serve, or for any substitute nominee or nominees designated by the ASRV Board of Directors in the event any nominee or nominees become unavailable for election. The ASRV Board of Directors has no reason to believe that any of the nominees will not serve if elected.
    The following tables set forth as to each of the nominees for election as a Class I director and as to each of the continuing Class II and Class III directors, his or her age, principal occupation and business experience, the period during which he or she has served as a director of ASRV, or an affiliate or predecessor and other business relationships. There are no family relationships between any of the listed persons.
Nominees for Election As
Class I Directors - Term Expires in 2008

			Directorship
			in other
		Director	Reporting
Name and Principal Occupation(1)	Age	Since(2)(3)	Companies

Allan R. Dennison	58	2005	None
President and Chief Executive Officer, ASRV
James M. Edwards, Sr.	65	1984	None
Retired President and Chief Executive Officer, WJAC, Incorporated
Very Rev. Christian R. Oravec	67	1990	None
Minister Provincial of the Franciscan Friars
Howard M. Picking, III	67	1970	None
Chairman, The Picking Company; Retired Chairman and CEO, Miller-Picking Corporation
Sara A. Sargent	57	1996	None
Owner/ President, The Sargent’s Group
Robert L. Wise	61	1986	None
Retired President, Pennsylvania Electric Company, GPU Genco, Inc., GPU International, Inc. and GPU Energy, Inc.
Continuing Class II Directors - Term Expires in 2006

			Directorship
			in other
		Director	Reporting
Name and Principal Occupation(1)	Age	Since(2)(3)	Companies

J. Michael Adams, Jr.	43	2000	None
Attorney-at-Law Adams & Foley, LLC
Edward J. Cernic, Sr.	72	1998	None
President and CEO, Cernic Enterprises, Inc.
Margaret A. O’Malley	45	1997	None
Attorney-at-Law Yost & O’Malley
Mark E. Pasquerilla	45	1997	Pennsylvania
Chairman and CEO, Crown Holding			Real Estate
Company and Crown Hotel Holding			Investment
Company			Trust
Thomas C. Slater	62	1980	None
Owner, President and Director, Slater Laboratories, Inc.

Continuing Class III Directors - Term Expires in 2007

			Directorship
			in other
		Director	Reporting
Name and Principal Occupation(1)	Age	Since(2)(3)	Companies

Daniel R. DeVos	62	1991	None
President and CEO, Concurrent Technologies Corporation
James C. Dewar	67	1974	None
President and CEO, Geo. C. Dewar, Inc.; Retired President and CEO, Dewar’s Car World
Bruce E. Duke, III, M.D.	61	1987	None
Surgeon, Valley Surgeons, Inc.
Craig G. Ford	75	2003	None
Non-executive Chairman; Former President and CEO, AmeriServ Financial, Inc.
Kim W. Kunkle	50	1984	None
President and CEO, Laurel Holdings, Inc.

(1)	All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years except for Mr. Pasquerilla, who was formerly Chairman, President and CEO of Crown American Realty Trust, which was purchased by Pennsylvania Real Estate Investment Trust. Mr. Adams was formerly a partner at another law firm. Prior to assuming the position of Chairman, President and CEO of ASRV, Mr. Ford acted as an independent financial consultant to various banking institutions. Prior to becoming President and CEO of ASRV in February 2004, Mr. Dennison served as President and CEO of Swineford National Bank from 2001 to 2004, and prior to that, he was Senior Vice President of Huntington National Bank.

(2)	Reflects the earlier of the first year as a director of ASRV, the Bank, or Johnstown Savings Bank.

(3)	All incumbent directors were elected by the shareholders except Mr. Dennison, who was appointed by the Board of Directors of ASRV.

Security Ownership of Management
    The following table sets forth information concerning the number of shares of ASRV Common Stock beneficially owned, as of March 4, 2004, by each present director, nominee for director, and each executive officer named in the compensation table set forth elsewhere herein.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner(1)	Ownership(2)	of Class

J. Michael Adams, Jr.(3)	54,800	*
Edward J. Cernic, Sr.	76,959	*
Allan R. Dennison	29,809	*
Daniel R. DeVos	8,174	*
James C. Dewar	82,105	*
Bruce E. Duke, III, M.D.	27,618	*
James M. Edwards, Sr.	37,156	*
Craig G. Ford	8,713	*
Dan L. Hummel	34,423	*
Kim W. Kunkle(4)	45,756	*
Gary M. McKeown	9,499	*
Margaret A. O’Malley(5)	217,500	1.1
Very Rev. Christian R. Oravec	6,549	*
Mark E. Pasquerilla(6)	302,083	1.5
Howard M. Picking, III(7)	41,517	*
Sara A. Sargent	117,983	*
Thomas C. Slater	37,219	*
Jeffrey A. Stopko	32,029	*
Ronald W. Virag	36,100	*
Robert L. Wise	41,096	*
Officers, Directors and Nominees for Director as a Group (20 persons)	1,247,088	6.3

*	Less than 1%

(1)	Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives.

(2)	Includes shares of ASRV Common Stock that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options that were granted under the 1991 Stock Option Plan and the 2001 Stock Incentive Plan as follows: 20,000, 21,767, 7,499, 23,556, 19,100, and 91,922 held by Dennison, Hummel, McKeown, Stopko, Virag and the group, respectively. In addition, Dennison, Hummel, McKeown and Stopko hold options to acquire ASRV Common Stock that first become exercisable, in part, during or after May 2005 and therefore are excluded.

(3)	Total number of shares includes J. Michael Adams, Jr. as voting trustee of 23,897 shares of ASRV Common Stock held by Jerome M. Adams and Elizabeth Adams under a Voting Trust Agreement dated January 31, 2002.

(4)	Includes 19,203 and 3,000 shares held by Laurel Management Retirement Plan of which Mr. Kunkle is a trustee and Laurel Holdings, Inc. of which Mr. Kunkle is an officer and with respect to each has voting and investment power.

(5)	Margaret A. O’Malley is voting trustee of 105,248 shares of ASRV Common Stock held by James F. O’Malley and Jean O’Malley under a Voting Trust Agreement dated March 3, 1997.

(6)	Includes 247,150 shares of ASRV Common Stock held by Crown American Enterprises, Inc. of which Mark E. Pasquerilla is an officer and 45,500 shares held by Marenrico Partnership of which Mr. Pasquerilla is one of the partners.

(7)	Includes 366 shares owned by The Picking Company of which Mr. Picking is Chairman.
Section 16(a) Beneficial Ownership Reporting Compliance
    All reports required by Section 16(a) were filed on time except Kim W. Kunkle, Gary M. McKeown, Mark E. Pasquerilla, and Sara A. Sargent, who reported late with respect to the sale of trust preferred securities resulting from the involuntary pro rata redemption of trust preferred securities effected by the Company on December 17, 2004.
Board and Committees
    The Board of Directors has various standing committees, including an Audit Committee, an Executive Committee, an Investment/ALCO Committee, a Management Compensation Committee, and a Nominating Committee. Directors are expected to attend meetings of the Board, meetings of the committees on which they serve and the ASRV Annual Meeting. During 2004, the Board of Directors held 15 meetings, the Audit Committee held 14 meetings, the Executive Committee held no meetings, the Investment/ALCO Committee held four meetings, the Management Compensation Committee held two meetings, and the Nominating Committee held one meeting. Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he/she was a member. Each director attended ASRV’s 2004 Annual Meeting. There were three executive sessions of the Board of Directors excluding management.
    The Executive Committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special Board meeting. In addition, from time to time, the Executive Committee is asked to study strategic issues in greater depth than may be practical for the Board as a whole. The Executive Committee is comprised of Directors Pasquerilla (Chair), O’Malley (Vice Chair), Adams, Cernic, Dewar, Kunkle, and Sargent.
    The Audit Committee is comprised of Directors Dewar (Chair), O’Malley (Vice Chair), Adams, DeVos, Duke, Ford, Oravec, Picking, Sargent and Wise, each of whom is independent in the judgment of the Board of Directors except Mr. Ford, who will become independent three years after his resignation as an employee, which occurred on March 31, 2004. The Committee is responsible for the appointment, compensation, oversight, and termination of ASRV’s independent auditors. The Committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of ASRV’s financial statements, ASRV’s compliance with applicable legal and regulatory requirements and the performance of ASRV’s internal audit function. The Committee also is responsible for, among other things, reporting to ASRV’s Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in ASRV’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee regularly evaluates the independent auditors’ independence from ASRV and ASRV’s management, including approving consulting and other legally permitted, non-audit services provided by ASRV’s auditors and the potential impact of the services on the auditors’ independence. The Committee meets periodically with ASRV’s independent auditors and ASRV’s internal auditors outside of the presence of ASRV’s management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The Committee reviews and discusses with management earnings releases, including the use of pro forma information and financial information provided to analysts and rating agencies. The Committee also discusses with management and the independent auditors the effect of accounting initiatives. The Committee also is responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.

    The Nominating Committee is comprised of Directors O’Malley (Chair), Cernic (Vice Chair), Adams, DeVos, Kunkle, Pasquerilla, Picking, Sargent and Slater, each of whom is independent in the judgment of the Board of Directors. The Nominating Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders, assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, recommending to the Board qualified individuals to fill such vacancy, and recommending to the Board, on an annual basis, nominees for each Board committee. The Committee has the responsibility to develop and recommend criteria for the selection of director nominees to the Board, including, but not limited to diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the Board and ASRV and such other criteria as the Committee determines to be relevant at the time. The Committee has the power to apply this criteria in connection with the identification of individuals to be Board members, as well as to apply the standards for independence imposed by ASRV’s listing agreement with NASDAQ and all applicable federal laws in connection with such identification process. The Nominating Committee will consider nominees recommended by shareholders and, in considering such candidates, the Committee will apply the same criteria it applies in connection with nominating committee-recommended candidates. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of ASRV’s Bylaws. Notification of such nomination, containing the required information, must be mailed or delivered to the President of ASRV not less than 90 days or more than 120 days prior to the Annual Meeting.
    The Investment/ALCO Committee is comprised of Directors Slater (Chair), Kunkle (Vice Chair), Dennison, Dewar, Edwards, Ford, Oravec, Pasquerilla, and Picking, Officer Stopko, and Ray Fisher, ASRV’s Chief Investment Officer. This Committee is responsible for overseeing the investment policy of the Company and monitoring interest rate, liquidity and market risk.
    The Management Compensation Committee is comprised of Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater, each of whom is independent in the judgment of the Board of Directors. The Management Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of corporate officers. No director who is eligible to receive any benefit under plans administered by the Management Compensation Committee, except for benefits payable to directors under the Independent Directors Annual Retainer Plan (the Committee’s administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan which was previously approved by the shareholders on April 24, 2001, may serve on the Management Compensation Committee. See “Executive Compensation” herein.
Compensation of Directors
    Executive officers of ASRV who are directors or members of committees of the ASRV Board of Directors or its subsidiaries receive no compensation for such positions. In 2004, independent directors of ASRV received a retainer of $6,000 payable in ASRV Common Stock. In 2004, all ASRV and Bank Board meetings were held jointly but with separate agendas and minutes. Directors were paid a total of $450.00 per meeting for their attendance at joint ASRV and Bank Board meetings. Directors were paid $400.00 for their attendance at certain committee meetings of the ASRV Board of Directors. However, directors frequently were not compensated for specially-called committee meetings, telephonic meetings or committee meetings convened for a limited purpose, such as the Audit Committee’s review of the quarterly earnings release. Mr. Craig Ford received no directors fees in the first quarter of 2004 because of his employee status. Beginning April 2004, Mr. Ford assumed the position of non-executive Chairman of ASRV, and in his capacity as such Chairman, he received (i) a monthly retainer of $4,000 and (ii) $15,000 payable in ASRV Common Stock for the year 2004. Certain independent directors of ASRV also are directors of the Bank and AmeriServ Trust and Financial Services Company (the “Trust Company”). Directors serving on the Board of Directors of the Trust Company were compensated for their services by a payment of $450.00 for each Board of Directors meeting attended. A fee of $400.00 was paid for certain Bank and Trust Company committee meetings attended, but directors frequently were not compensated for specially-called committee meetings, telephonic meetings or committee meetings convened for a limited purpose. Directors who serve on the boards of

AmeriServ Associates, Inc., AmeriServ Life Insurance Company, and Standard Mortgage Corporation of Georgia receive no remuneration.
Executive Compensation
Board Compensation Committee Report on Executive Compensation
    The following is a report by the Management Compensation Committee of the Board of Directors of the Company. The objectives of the report are to provide shareholders with a clear explanation of the overall executive compensation philosophy, strategies, and specific executive compensation plans, and to meet all proxy disclosure rules relating to executive compensation established by regulatory bodies.
Management Compensation Committee
    The Management Compensation Committee (the “Committee”) is comprised of eight (8) non-employee, independent directors appointed from the Board of Directors of ASRV. The Committee met two (2) times in 2004. In light of the hiring of a new President & CEO and other related executive management matters, the subject of executive compensation also was addressed at selected executive sessions of the Board of Directors.
    The Committee seeks to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting the Company’s need to attract and retain competent executive management. The Committee develops an executive compensation policy, along with supporting executive compensation plans and programs, and ensures that they:

-	Emphasize the enhancement of shareholder value

-	Support the acquisition and retention of competent executives

-	Deliver the total executive compensation package in a cost-effective manner

-	Reinforce key business objectives

-	Provide competitive compensation opportunities for competitive results

-	Encourage management ownership of ASRV Common Stock

-	Comply with applicable regulations
    The role of the Committee is to collect and analyze comparative executive compensation information from relevant peer groups, to approve executive salary adjustments, to recommend executive discretionary incentive/bonus plans, and to administer the ASRV 2001 Stock Incentive Plan. Additionally, from time to time, the Committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.
Executive Compensation Policy
    The executive compensation policy expresses the philosophy of the Board of Directors toward program participation, relevant peer comparisons, and plan design, and, as such, represents an important part of the overall executive compensation program. The policy provides guidance to the Committee and, within the overall objectives of equity and regulatory compliance, acts as a standard against which program performance can be measured.
    The executive compensation program is designed to encourage decisions and actions that have a positive impact on the overall performance of ASRV. For that reason, participation is focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives.
    As part of the overall program, the executive compensation policy defines pay practices and addresses each of the major components of the executive pay program, as summarized below.

1.	A market-competitive executive base salary program, combined with a formal performance appraisal system that focuses awards that are integrated with strategic corporate objectives.

2.	Base benefits that are generally available to all employees, supplemented by non-qualified supplemental arrangements, where appropriate.

3.	At-risk (incentive) compensation that aligns management’s financial interests with those of ASRV shareholders, encourages management ownership of ASRV Common Stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive cash and equity reward opportunities.

4.	Comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to ASRV and its subsidiaries, for positions comparable to those held by the executive officers identified in the Summary Compensation Table included herein (the “Named Officers”). Some national information is used for comparative compensation survey data, but most of the data is taken from a peer group of bank holding companies in the Northeast.
Relationship of Performance Under Compensation Plans
    ASRV utilizes two components of the executive compensation program to establish and maintain the desired relationship between executive pay and performance.
    The first component, the formal performance appraisal system, relates to potential annual salary adjustments. Quantitative and qualitative performance factors are established for each executive position and, at least on an annual basis, the performance of the incumbent executive is evaluated against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.
    The second component of ensuring the desired relationship between executive pay and performance relates to the Committee’s role in administering the ASRV 2001 Stock Incentive Plan and recommending executive discretionary cash incentive/bonus awards. Cash and equity at-risk compensation awards are recommended by the Committee to the Board of Directors when, in the judgment of Committee members, such awards are justified by the performance of executive officers in relation to the performance of the Company.
2004 Chief Executive Officer Compensation
    Mr. Craig Ford was the Chairman and President and CEO of ASRV until February 10, 2004 and remained an employee of ASRV through March 31, 2004. Mr. Ford was paid a base salary of $45,000 for 2004 in connection with his employment. In accordance with his agreement with the ASRV Board of Directors, he was paid $69,726 in 2004 for travel and miscellaneous expenses. He also received ASRV Common Stock valued at $14,742 in lieu of vacation pay for which he was eligible in 2004. See “Compensation of Directors” for a discussion of Mr. Ford’s compensation as non-executive Chairman of the Board.
    Mr. Allan R. Dennison was hired as the new President and CEO of ASRV and assumed his duties on February 10, 2004. His employment contract with the Company calls for an annual base salary of $300,000, and he was paid $267,116 for his work in 2004. Pursuant to his employment agreement on February 10, 2004, Mr. Dennison was granted options to acquire 60,000 shares of ASRV Common Stock under the 2001 Stock Incentive Plan, which was approved by the shareholders at the 2001 Annual Meeting. In its sole but reasonable discretion, and based upon the successful capital offering in 2004, the Board of Directors also granted Mr. Dennison an incentive/bonus compensation award of $25,000 in 2004 payable in ASRV Common Stock.
Impact of Omnibus Budget Reconciliation Act of 1993
    The Omnibus Budget Reconciliation Act of 1993 (OBRA) Section 162(m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of $1,000,000 for any of the Named Officers. However, to the extent that it is performance-based and certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation.
    The Committee does not believe that the deduction limit imposed by OBRA will affect compensation deductibility given the compensation opportunities of the Named Officers under the ASRV existing executive compensation programs. The Committee notes that none of the Named Officers received annual compensation in excess of $1,000,000. The Committee will continue to evaluate the potential impact of Section 162(m) and take such actions as it deems appropriate.
Compensation Committee Interlocks and Insider Participation
    Directors Adams, Cernic, DeVos, Dewar, O’Malley (Chair), Pasquerilla (Vice Chair), Picking, and Slater have served as members of the Management Compensation Committee since July 2000. Each member of the Committee is excluded from participation in any plan administered by the Committee while serving as a member, except for participation in the Independent Directors’ Annual Retainer Plan (the Management Compensation Committee’s administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan which was previously approved by the shareholders on April 24, 2001.
    This “Board Compensation Committee Report on Executive Compensation” is furnished by Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking, and Slater.
    None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Compensation Paid to Executive Officers
    The following table sets forth information for the three years ended December 31, 2004, concerning the annual and long-term compensation of the Named Officers for services in all capacities to ASRV and its subsidiaries.
Summary Compensation Table

	Annual Compensation						Long-Term Compensation

					Other		Restricted	Securities
Name, Age and					Annual		Stock	Underlying	All Other
Principal Position	Year	Salary ($)	Bonus ($)(1)		Compensation ($)		Awards ($)	Options (#)(2)	Compensation ($)(3)

Craig G. Ford, 75(4)	2004	45,000	—		14,742	(5)	—	—	120,726
Former President and	2003	180,000	—				—	—	63,428
CEO of ASRV and	2002	—	—		19,505		—	—	—
AmeriServ Financial Bank and Chairman of all subsidiaries
Allan R. Dennison, 58(6)	2004	267,116	25,000				—	60,000	5,791
President and CEO of ASRV and AmeriServ Financial Bank
Ronald W. Virag, 59	2004	138,667	14,569	(7)	—		—	—	9,149
President and CEO of	2003	138,667	9,315		—		—	—	8,230
AmeriServ Trust and	2002	138,667	3,000		—		—	—	7,462
Financial Services Company
Jeffrey A. Stopko, 42	2004	125,860	10,500		—		—	—	236
Senior Vice President	2003	123,360	—		—		—	—	236
and CFO of ASRV	2002	118,680	2,000		—		—	5,000	192

	Annual Compensation				Long-Term Compensation

				Other	Restricted	Securities
Name, Age and				Annual	Stock	Underlying	All Other
Principal Position	Year	Salary ($)	Bonus ($)(1)	Compensation ($)	Awards ($)	Options (#)(2)	Compensation ($)(3)

Dan L. Hummel, 52	2004	116,283	1,500	—	—	—	8,201
Senior Vice President	2003	106,758		1,556	—	—	7,932
Retail Banking and	2002	91,083	2,000	4,286	—	—	4,716
Marketing of AmeriServ Financial Bank
Gary M. McKeown, 60	2004	116,000	—	—	—	—	15,060
Senior Vice President	2003	109,750	—	—	—	10,000	10,326
and Chief Lending	2002	24,000	—	—	—	5,000	187
Officer of AmeriServ Financial Bank

(1)	The Board of Directors granted a bonus paid in common stock to Mr. Dennison and Stopko for the successful capital offering in 2004. Messrs. Hummel and Stopko were awarded bonuses by Mr. Dennison in his capacity as President and CEO.

(2)	Options to acquire 60,000 shares of ASRV Common Stock were granted to Mr. Dennison pursuant to his employment agreement on February 10, 2004, under the 2001 Stock Incentive Plan. The options vest in three equal annual installments over a three-year period ending February 10, 2007.

(3)	Includes (a) the premiums paid by ASRV and its subsidiaries for life insurance policies with coverage limits above $50,000 to Dennison, Hummel, McKeown, Stopko, and Virag, (b) country club dues for Dennison, Hummel, McKeown, and Virag (c) allowance for personal car use for Dennison, Hummel, McKeown, and Virag (d) reimbursable expenses (i.e. hotel, airfare, rental car and other travel-related expenses) for Mr. Ford, and (e) directors fees for Mr. Ford that he became entitled to receive after his separation from employment on March 31, 2004.

(4)	Mr. Ford was President and Chief Executive Officer until February 10, 2004 and remained an employee of ASRV during a transitional period ending March 31, 2004, at which time Mr. Ford resigned as an employee but assumed the role of non-executive Chairman of the Board.

(5)	Mr. Ford received common stock in lieu of vacation pay in 2004 of $14,742.

(6)	Mr. Dennison assumed his position on February 10, 2004.

(7)	Represents amount paid to Mr. Virag under the ASRV Trust and Financial Services Company Incentive Plan.

OPTION GRANTS TABLE
    The following table sets forth information with respect to grants of stock options made during 2004 to each of the Named Officers.
OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed
	Number of	Percent of Total			Annual Rates of Stock Price
	Securities	Options Granted	Exercise or		Appreciation for Option Term ($)
	Underlying Options	to Employees in	Base Price	Expiration
Name	Granted (#)(1)	Fiscal Year	($/Share)	Date	0%	5%	10%

Craig G. Ford	0	0	0		0	0	0
Allan R. Dennison	60,000	80.0	6.10	2/10/14	0	139,283	438,579
Ronald W. Virag	0	0	0		0	0	0
Jeffrey A. Stopko	0	0	0		0	0	0
Dan L. Hummel	0	0	0		0	0	0
Gary M. McKeown	0	0	0		0	0	0
	0	0	0		0	0	0

Gains applicable to all shareholders(2)	—	—	—	—	0	64,110,297	162,468,079

(1)	Options were granted under the 2001 Stock Incentive Plan on February 10, 2004 pursuant to Mr. Dennison’s employment agreement.

(2)	The potential realizable gain to all shareholders (based on 19.7 million shares of ASRV Common Stock outstanding as of December 31, 2004, with a market price of $5.17) at 0%, 5% and 10% assumed annual growth rates over a term of ten years is provided as a comparison to the potential gain realizable by the Named Officer at the same assumed annual rates of stock appreciation.
Option Exercises and Year-End Value Table
    The following table sets forth information concerning the exercise of options to purchase ASRV Common Stock by the Named Officers during the year ended December 31, 2004, as well as the number of securities underlying unexercised options and the potential value of unexercised options (both options that were presently exercisable and options that were not exercisable) as of December 31, 2004.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUE

			Number of Securities		Value of
			Underlying Unexercised Options		In-the-Money Options
	Shares Acquired		at December 31, 2004		at December 31, 2004(3)
	on	Value
Name	Exercise (#)(1)	Realized ($)	Exercisable (#)(2)	Unexercisable (#)(2)	Exercisable ($)	Unexercisable ($)

Craig G. Ford	0	0	0	0	0	0
Allan R. Dennison	0	0	0	60,000	0	0
Ronald W. Virag	0	0	19,100	0	6,876	0
Jeffrey A. Stopko	0	0	23,556	1,667	4,324	200
Dan L. Hummel	0	0	21,767	0	4,644	0
Gary M. McKeown	0	0	6,666	8,334	12,940	11,335

(1)	No option exercises occurred in 2004.

(2)	As required, all exercisable and unexercisable options are shown as of December 31, 2004.

(3)	“In-the-money options” are stock options with respect to which the market value of the underlying shares of ASRV Common Stock exceeded the exercise price at December 31, 2004. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of ASRV Common Stock at December 31, 2004. Fair market value was determined by reference to the average of the high and low sale prices of ASRV Common Stock as quoted on the NASDAQ Stock Market.

Retirement Plans

Pension Plan
    The Bank maintains a qualified defined benefit retirement plan for its employees (the “Bank Plan”). Remuneration as of January 1, 2004, for pension benefit purposes is total cash remuneration paid to an employee for a calendar year, including base salary, wages, commissions, overtime, bonuses and any other form of extra cash compensation and any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined in Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations) or under a “cafeteria plan” (as defined in Section 125 of the Code and applicable regulations). An employee’s benefit under the Bank Plan is determined on the basis of Final Average Compensation, which means the average annual compensation (as defined by the Bank Plan) received by an employee in the five consecutive years out of the ten ending before the employee’s termination of employment for which the average is highest.
    The Bank made a $1,000,000 contribution to the Bank Plan in December 2004 for the 2004 plan year.
    The following table indicates the annual retirement benefit that would be payable under the Bank Plan upon retirement at age 65 in calendar year 2004, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.
YEARS OF SERVICE AND BENEFITS PAYABLE AT RETIREMENT

Final Average
Compensation	15	20	25	30	35

$15,000	$5,550	$5,550	$5,550	$5,550	$5,550
$25,000	$9,250	$9,250	$9,250	$9,250	$9,250
$40,000	$14,800	$14,800	$14,800	$14,800	$14,800
$60,000	$22,200	$22,200	$22,200	$22,200	$22,200
$90,000	$33,300	$33,300	$33,300	$33,300	$33,300
$100,000	$37,000	$37,000	$37,000	$37,000	$37,000
$120,000	$44,400	$44,400	$44,400	$44,400	$44,400
$140,000	$51,800	$51,800	$51,800	$51,800	$51,800
$160,000	$59,200	$59,200	$59,200	$59,200	$59,200
$180,000	$66,600	$66,600	$66,600	$66,600	$66,600
$200,000	$74,000	$74,000	$74,000	$74,000	$74,000
$205,000 (1)	$75,850	$75,850	$75,850	$75,850	$75,850

(1)	Effective for retirements on or after January 1, 1994, annual compensation for Bank Plan purposes could not exceed $150,000 plus any increases indexed to cost of living adjustments. Employees with compensation exceeding $150,000 in years before 1994 may have larger “preserved benefits.” Due to the Economic Growth and Tax Relief Reconciliation Act of 2001, the annual compensation limit increased to $200,000 plus any increases indexed to cost of living adjustments.
    The above benefits are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefit are available in actuarially equivalent amounts. Current remuneration covered by the Bank Plan in 2004 for Messrs. Dennison, Hummel, McKeown, Stopko, and Virag was $205,000, $125,512, $129,614, $126,360, and $161,208 respectively. As of Decem-

ber 31, 2004, Mr. Dennison was credited with 0 years of service, Mr. Hummel was credited with 11 years of service, Mr. McKeown with 2 years of service, Mr. Stopko with 18 years of service, and Mr. Virag with 10 years of service.
    Effective January 1, 1986, the ASRV Board of Directors adopted the Bank Plan for the benefit of employees of ASRV on the same terms and conditions as for employees of the Bank. Contributions made by ASRV are limited to those employees whose earnings are paid by ASRV.
Employment and Change in Control Agreements
    On November 14, 2002, Craig G. Ford was engaged by the Board of Directors of ASRV to provide consulting services to ASRV. In December 2002, the Board appointed Mr. Ford as Interim Chairman, President and CEO of ASRV. On April 25, 2003, ASRV and Mr. Ford entered into a letter agreement, retroactively effective to January 1, 2003, pursuant to which the interim designation was removed and Mr. Ford became the Chairman, President and CEO of ASRV. The letter specified that Mr. Ford would be an employee at will and, although the interim designation was eliminated, the mutual intent of the ASRV Board of Directors and Mr. Ford was that this arrangement be transitional. In fact, one of Mr. Ford’s principle duties was to identify and recruit a new President and CEO. He served as Chairman, President and CEO until February 10, 2004.
    Mr. Ford accomplished one of his primary objectives by identifying and recruiting a new President and CEO of ASRV, Mr. Allan R. Dennison. Mr. Dennison assumed his duties on February 10, 2004 and, at the Board’s request, Mr. Ford remained an employee during a “transitional period” which ended March 31, 2004. Thereafter, at the request of the Board of Directors, he assumed the position of non-executive Chairman of the Board of ASRV. In accordance with his letter agreement with the Board of Directors, Mr. Ford was paid a monthly salary of $15,000 through March 31, 2004. Because Mr. Ford’s permanent residence is in California, but the position required that he spend a substantial amount of time in Johnstown, the ASRV Board also agreed to reimburse Mr. Ford for his travel-related and lodging expenses.
    Mr. Dennison entered into an employment agreement with ASRV on January 16, 2004. The employment agreement provides for a five-year term, subject to the ability of either party to terminate the agreement upon 60 days’ notice. Under the agreement, Mr. Dennison is paid a base salary of $300,000 and he has agreed that this salary will not be adjusted for merit increases until calendar year 2008. With respect to calendar year 2004, the agreement called for Mr. Dennison to be considered for incentive compensation equal to 30% to 60% of base salary, payable in cash or ASRV Common Stock. In its sole but reasonable discretion, and based upon the successful capital offering in 2004, Mr. Dennison was granted an incentive/bonus compensation award of $25,000 in 2004 payable in ASRV Common Stock. On February 10, 2004, Mr. Dennison was also granted options to acquire 60,000 shares of ASRV Common Stock, which vest in three equal annual installments beginning February 10, 2005. Mr. Dennison is eligible to participate in certain executive and other employee benefits offered by ASRV, including all retirement and welfare plans, subject to normal eligibility and vesting provisions.
    To facilitate Mr. Dennison’s transition from his prior position, ASRV agreed to reimburse him for customary relocation expenses, including moving expenses, temporary lodging expenses, house-hunting expenses, and real estate closing costs associated with the purchase of a new home in the Johnstown area. ASRV has also agreed to purchase Mr. Dennison’s home in Lewisburg, Pennsylvania at its fair market value as determined by three appraisers. The subsequent resale of this home is at the discretion of ASRV.
    During the initial three years of the employment agreement, if there is a change in control of ASRV (as defined) and Mr. Dennison is terminated or certain other enumerated events occur, Mr. Dennison is entitled to be paid an amount equal to 2.99 times the average calendar year salary and bonus he was paid during his employment in 36 monthly installments. Alternatively, Mr. Dennison may elect to receive a lump sum payment equal to 75% of this amount. He also will be entitled to participate in ASRV retirement and welfare plan benefits for three years after termination or, if participation is not permitted under the terms of the relevant plan, receive cash equal to the benefit forfeited. Any amount paid or benefit conferred by ASRV pursuant to the employment agreement or pursuant to any other plan or arrangement as a result of a change in control is subject to the limitation that ASRV will reduce the amount paid or benefit conferred so that no portion of the payment or benefit would be subject to excise tax under section 4999 of the Code. Mr. Dennison will be permitted to select which payment or benefit to reduce in order to meet this requirement.
    If ASRV terminates Mr. Dennison other than for cause and prior to any change in control, Mr. Dennison will be paid his base salary and be entitled to benefits coverage for the remainder of the term of the employment agreement but in no event for less than two years. The obligation to provide this severance benefit is conditioned upon the execution by Mr. Dennison of an Agreement and Release that obligates Mr. Dennison to cooperate with ASRV with respect to certain post-separation matters and releases ASRV from any liability in connection with his employment or termination of employment.
    In 1994, ASRV entered into Change in Control Agreements (the “Agreements”) with Mr. Ronald W. Virag and in 2002 with Dan L. Hummel and Jeffrey A. Stopko, pursuant to which ASRV agreed to provide the executives with severance benefits upon the occurrence of certain enumerated events (“Triggering Events”) following a change in control of ASRV (“Change in Control”) (as defined in the Agreements). The initial term of the Agreements was three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. Under the Agreements, upon the occurrence of a Triggering Event following a Change in Control, Messrs. Virag, Hummel and Stopko would be entitled to receive approximately 1.0 times their combined salary and bonus, which will be determined by reference to the average of the executive’s combined salary and bonus in the preceding five years, except that, until 2005, Messrs. Hummel and Stopko would receive approximately 1.0 times their highest combined salary and bonus during the preceding five years rather than 1.0 times the five year average. The executives, in their discretion, may receive these payments in a lump sum or on a monthly installment basis. The Agreements also entitle the executives to continued participation in the employee benefits plans of ASRV for a period of one year. In addition, the Agreements provide that options held by the executives to acquire ASRV Common Stock, to the extent not currently exercisable, will become immediately exercisable upon the occurrence of a Triggering Event following a Change in Control and may be exercised by the executives at any time prior to the earlier of the expiration date of the options or 90 days after the executive’s termination.

Performance Graph
    Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on ASRV Common Stock against the NASDAQ Stock Market (U.S. Companies) and the NASDAQ Bank Stocks for the five years beginning January 1, 2000 and ended December 31, 2004.

AUDIT COMMITTEE REPORT
    The Audit Committee of the Board of Directors of ASRV is comprised of ten Directors. The members of the Audit Committee are Directors Dewar (Chair), O’Malley (Vice Chair), Adams, DeVos, Duke, Ford, Oravec, Picking, Sargent and Wise. The Audit Committee operates under a written charter adopted by the Board of Directors on February 28, 2003. Upon Mr. Ford’s resignation as an employee of ASRV on March 31, 2004, Mr. Ford became the audit committee financial expert. Because Mr. Ford was an employee of ASRV through March 31, 2004, Mr. Ford does not meet the independence requirements pursuant to the NASDAQ listing standards. The limited circumstances exception of the NASDAQ listing standards allows the Board to appoint a non-independent director to the Audit Committee for up to two years, if the Board determines that the director’s service on the Audit Committee is in the best interest of ASRV and the shareholders. The Board has determined that Mr. Ford’s service on the Audit Committee is in the best interest of ASRV and the shareholders because of Mr. Ford’s many years of banking experience, especially in his role as a consultant to banks undergoing a management and financial performance transformation. As a result of this experience, he is familiar with accounting estimates affecting community banks, including the establishment of loan loss reserves. As described in the NASDAQ listing requirements, Mr. Ford will become independent three years after his resignation as an employee.
    The Audit Committee has reviewed the audited financial statements of ASRV for the fiscal year ended December 31, 2004, and discussed them with management and ASRV’s independent accountants, Deloitte & Touche LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.
    The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants’ independence from ASRV and management with the accountants. Furthermore, the Audit Committee has considered whether the fees paid by ASRV to Deloitte & Touche and described below are compatible with maintaining Deloitte & Touche’s independence from ASRV. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that ASRV’s audited financial statements for the fiscal year ended December 31, 2004, be included in ASRV’s Annual Report for that fiscal year.
INDEPENDENT PUBLIC ACCOUNTANTS
    Deloitte & Touche LLP has audited ASRV’s financial statements for the fiscal year ended December 31, 2004, and the report on such financial statements appears in the Annual Report to Shareholders. Deloitte & Touche LLP has been selected by the ASRV Board of Directors to perform an examination of the consolidated financial statements of ASRV for the year ending December 31, 2005.
    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees of Independent Auditors
    The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2004, and December 31, 2003, by Deloitte & Touche LLP.

December 31, 2004
Audit Fees	$702,770
Audit-Related Fees	$92,000
Tax Fees	$73,090
All other fees	$0

$867,860
December 31, 2003
Audit Fees	$287,600
Audit-Related Fees	$113,600
Tax Fees	$43,800
All other fees	$0

$445,000
    Audit fees included the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission (“SEC”) matters.
    Audit-related fees included audits of the ERECT and BUILD Funds, which are specialty union funds managed by the Trust Company.
    Tax fees included tax compliance services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of federal, state and local income tax return assistance and assistance with tax audits and appeals.
    The Audit Committee may, from time to time, grant pre-approval to those permissible non-audit services classified as “all other fees” that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has not currently pre-approved any such services.
    A list of the SEC’s prohibited non-audit services is attached to the pre-approval policy. The SEC’s rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.
    The pre-approval fee levels for all services to be provided by Deloitte & Touche will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The approved pre-approval fee level for audit services for fiscal year 2004 was $10,000.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors
    The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors in accordance with the pre-approval policies and procedures adopted by the Audit Committee at its October 24, 2003 meeting. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approved services include pre-approval of non-prohibited services for a limited dollar amount. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. All services performed by Deloitte & Touche in 2004 were pre-approved in accordance with the pre-approval policy.

Corporate Governance Documents
    A copy of the Company’s Code of Ethics and Legal Code of Conduct, the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the charters of the Company’s Audit Committee, Nominating Committee, and Management Compensation Committee are available on the Company’s website under Investor Relations at www.ameriservfinancial.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, AmeriServ Financial, Inc., P. O. Box 430, Johnstown, Pennsylvania 15907-0430, by e-mail at info@ameriservfinancial.com or by calling Investor Relations at (814) 533-5310.
FINANCIAL INFORMATION
    Requests for printed financial material of ASRV or any of its subsidiaries – annual reports, Forms 10-K, 10-Q and Call Reports – should be directed to Jeffrey A. Stopko, Senior Vice President and Chief Financial Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430, telephone (814) 533-5310.
TRANSACTIONS WITH MANAGEMENT
    Certain directors, nominees, and executive officers or their associates were customers of and had transactions with ASRV or its subsidiaries during 2004. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. These loans represented, in the aggregate, 4.9% of shareholders’ equity as of December 31, 2004.
OTHER MATTERS
    The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.
COMPLAINTS AND CONCERNS
    Shareholders and other interested parties who desire to communicate directly with the Company’s independent, non-management directors should submit communications in writing addressed to Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.
    Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with the Company’s Audit Committee in writing addressed to Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
    Any shareholder desiring to present a proposal to be considered at the 2006 Annual Meeting of Shareholders should submit the proposal in writing to: Chairman, AmeriServ Financial, Inc., Executive Offices, P.O. Box 430, Johnstown, Pennsylvania 15907-0430 no later than November 21, 2005.

By Order of the Board of Directors

Sharon M. Callihan
Corporate Secretary
March 21, 2005

PROXY

AMERISERV FINANCIAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder(s) of AMERISERV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Harry Morrow and Barry Gilchrist, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my (our) name(s) on its books on March 4, 2005, at the Annual Meeting of its Shareholders to be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, PA 15901-2996, on Tuesday, April 26, 2005, at 1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Your vote is important. Please vote immediately.

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMERISERV FINANCIAL, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY, 11717.

If you vote over the Internet or by telephone, please do not mail your card.

AMERISERV FINANCIAL, INC.
IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL BE VOTED IN FAVOR OF ITEM 1 AND IN THE BEST JUDGMENT OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO ITEM 2.

Election of Directors

1.	Election of Class I Directors for Terms Expiring 2008.

	Nominees:	(01) Allan R. Dennison
(02) James M. Edwards, Sr.
(03) Very Rev. Christian R. Oravec
(04) Howard M. Picking, III
(05) Sara A. Sargent
(06) Robert L. Wise

For All	Withhold For All	For All Except

☐	☐	☐

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

2.	In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 21, 2005.

Please sign and return your proxy card promptly in the enclosed addressed envelope.

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

For address change, pleas check this box and write them on the back where indicated          ☐

Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

Signature	Date

Signature (Joint Owners)	Date